UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2022
(Date of earliest event reported)
LABORATORY CORPORATION OF AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock , $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

BURLINGTON, N.C., Oct. 3, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, today announced the completion of transactions that establish a long-term laboratory relationship with Ascension, one of the leading non-profit and Catholic health systems in the United States.

“Today’s announcement marks the beginning of an exciting chapter for both organizations, and for the patients, communities and clinicians we serve,” said Dr. Brian Caveney, chief medical officer and president of Labcorp Diagnostics. “We welcome those Ascension associates who will join Labcorp as a part of this strategic collaboration and look forward to working together to provide a smooth transition for patients, clinicians and employees.”

As a part of the companies’ strategic collaboration, Labcorp purchased select assets of Ascension’s outreach laboratory business and will manage the health system’s hospital-based laboratories in Alabama, Florida, Kansas, Maryland, Michigan, New York, Oklahoma, Tennessee, Texas and Wisconsin. The new relationship expands access for communities served by Ascension to Labcorp’s clinical laboratory services, analytics and laboratory network to enhance efficiency and advance health care. The arrangement also provides patients and clinicians access to Labcorp’s scientific expertise, advanced diagnostics in areas such as oncology, neurology and women’s health, and at-home test collection services.

The definitive agreements for the transactions were announced on Feb. 9, 2022.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Exhibit Name
Exhibit 99.1	Press release dated October 3, 2022 issued by Labcorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary

October 3, 2022